Exhibit 10.4

                          CONTINUING SERVICES AGREEMENT

       This Continuing Services Agreement ("Agreement") is entered into and made effective as of this ___ day of __________, 1998 ("Effective Date"), between_________________, a _____________ corporation, having its principal place of business at _________________________________________________
("Company"), and Alydaar Software Corporation, a North Carolina corporation having its principal place of business at 2101 Rexford Rd., Suite 250 West, Charlotte, North Carolina 28211 ("Alydaar"). In consideration of the terms and conditions contained in this Agreement, the delivery and sufficiency of which is acknowledged by both parties, Company and Alydaar agree as follows:

1.  DEFINITIONS.

          1.1 "Software" means the computer software owned or licensed by a party, including: (a) the human-readable or machine-readable uncompiled set of instructions for the Software together with any logic diagrams, programmers' comments, flow charts, binary object codes, and source codes listings; and (b) all modifications, revisions, copies, derivative works, inventions, discoveries, patentable or copyrightable matter, concepts, expertise, techniques, patents, copyrights, trade secrets and other related legal rights of the foregoing items.

          1.2 "Work Order" means the document or documents incorporating the terms of this Agreement, and specifying the Services to be performed by Alydaar and the time frame and price for performing them. A Work Order shall be substantially in the form of one of the examples set forth in Exhibit B to this Agreement, provided however, that a Work Order (1) must be in writing and (2) is not effective unless and until executed by both parties.

2.   SERVICES.

         2.1 Service Description. The purpose of this Agreement is to set forth the terms and conditions under which Alydaar will provide the services agreed to by the parties in the applicable Work Order and as further described in the applicable Exhibits ("Services"). The Services may be for remediation of the Company's Software as set forth in Exhibit A.1 and B.1 ("Remediation Services") or for audit or assessment of the Company's Software as set forth in Exhibit A.2 and B.2 ("Audit Services").

         2.2 Compiler Requirements. Company shall forward the written or electronic results of its compilation, including the compiler settings, of the Company's Software to Alydaar at the time Company sends the Company's Software to Alydaar for Services. If the Company fails to forward the written results of the compilation and settings, Alydaar will perform the compilation and forward Alydaar's compilation results and settings in writing to the Company for confirmation ("Compilation Notice"). If the Company fails to confirm their agreement with Alydaar's compilation results and settings in writing to Alydaar within ten (10) days of the Compilation Notice: (a) Alydaar will perform the Services on the Company's Software and in relation to Remediation Services, return the Company's Software to Company compiled as set forth in the Compilation Notice; (b) Company hereby waives any claim that Alydaar did not perform the Service correctly as a result of Alydaar's compilation of the Company's Software; and (c) Company acknowledges that Alydaar shall have no liability for failures related to Alydaar's compilation of the Company's Software.

                                  Ex. 10.4 - 1

3.  TERM AND AGREEMENT TERMINATION.

         3.1 Term. The term of this Agreement begins on the Effective Date and shall continue through _____________("Initial Term"), unless terminated earlier as permitted by this Agreement. The Agreement shall be renewed automatically for additional one (1) year terms after the Initial Term ("Renewal Terms"), unless either party gives at least ninety (90) day's prior written notice of termination to the other party. Notwithstanding termination or expiration of this Agreement, the parties agree that each party's rights and obligations under a mutually executed Work Order shall (a) continue and survive the termination or expiration of this Agreement and (b) continue to be subject to the terms and conditions of the Work Order and Agreement through completion of such Work Order.

         3.2 Default. If either party shall commit a material breach of any term or condition of this Agreement, and if said party shall fail to cure, or make substantial progress to cure, any such breach within forty-five
         (45) days after written notice of such breach is given by the non-breaching party, then the non-breaching party shall be entitled, after giving written notice hereunder, to terminate this Agreement. Upon a breach of the license restrictions or confidentiality relating to a party's Software, the breaching party shall immediately return to the other party all tangible portions of the Software delivered or disclosed, together with all copies thereof at any time, except such programs and documentation or copies thereof as the breaching party shall then warrant in writing as having been destroyed.

4.  WORK ORDERS.

          4.1 Issuance. The Company and any corporation, partnership, proprietorship or other entity in which the Company now or hereafter owns or controls, directly or indirectly, more than fifty percent (50%) of the stock or other interests having the right to vote or appoint directors ("Subsidiary") may, from time to time, issue Work Orders to Alydaar under this Agreement requesting Alydaar to provide Services. Should Alydaar accept a written Work Order from the Company or its Subsidiaries, it shall do so by executing and returning the Work Order to the Company or its Subsidiary, as applicable. Each Work Order accepted by Alydaar shall be completed in accordance with the provisions of the Work Order and the Agreement. In the event Alydaar accepts a Work Order from a Subsidiary, all references in the Agreement to "Company" shall also be deemed to include "Subsidiary". Any material alteration, deletion or addition to Services in any Work Order or a change in any provision(s) of any Work Order shall be effective only mutually agreed to by the parties in writing. Notwithstanding the foregoing, in the event Company's or Subsidiary's project manager submits the Company's Software to Alydaar for performance of the Services and Alydaar performs the Services for such Company Software without a Work Order, the parties hereby agree that the terms and conditions set forth in this Agreement shall govern such transaction.

         4.2 Term of Work Order. The term of any Work Order shall begin on the date the Work Order is accepted and shall continue through the date on which all Services specified in the Work Order have been completed and Alydaar has been paid in full. Each Work Order shall be deemed to incorporate all of the provisions of this Agreement.

5. PAYMENT.


                                  Ex. 10.4 - 2

         5.1 Payment Terms. Subject to the provisions of this Agreement, Alydaar shall charge and Company shall pay Alydaar the rates and fees specified in Exhibit C or any Work Order in accordance with the payment schedule set forth in Exhibit C.

         5.2 Payment of Invoices. Unless otherwise stipulated herein, Company shall pay all invoices within thirty (30) days of the postmark date of the invoice, or on the specified due date(s), if any specific due date(s) for payments are stipulated herein. Alydaar reserves the right to charge and collect a service fee equal to the lesser of (a) one and one half percent (1-1/2%) per month or, (b) the highest interest rate legally permitted for all amounts not paid on the due date. The Company will also reimburse Alydaar for all collection expenses, including reasonable attorneys' fees and court costs, for delinquent amounts. If Company legitimately disputes any invoice amount, then Company shall
         (a) pay to Alydaar the undisputed amount of the invoice, (b) provide to Alydaar a detailed written description of the disputed amount and the basis for the Company's dispute with such amount; and (c) cooperate with Alydaar in promptly resolving disputed invoices. If any of Alydaar's undisputed invoices remain unpaid for more than thirty (30) days after the postmark date, Alydaar shall, in addition to pursuing any other remedies it may have, be entitled to cease performing all Services under any Work Order then in effect. Invoices shall be sent to the following Company individual at the following address:_________________________________________________________
         ____________________________.

         5.3 Taxes. Except for taxes based on Alydaar's net income, Company is responsible for and shall pay, or reimburse Alydaar, for all fees, assessments, duties and taxes (including, but not limited to, sales or use taxes) which may now or later be paid or payable because of the Agreement or the performance of any Services under the Agreement.

         5.4 Additional Services. Other than for Services set forth in the Work Order, Alydaar shall invoice Company, as expenses are incurred, for any technical support or assistance requested by Company and provided by Alydaar at Alydaar's then current standard rates. Alydaar shall charge Company for all reasonable travel and living expenses incurred under this Agreement.

 6. DELIVERY, TESTING AND WAIVER. This Section 6 shall only apply in relation to Remediation Services provided by Alydaar. Alydaar will deliver the Company's Software to Company in accordance with the schedule and other requirements set forth in the applicable Work Order. Following receipt of the Company's Software, the Company shall have thirty (30) days ("Test Period") (a) to verify that the Company's Software performs materially in accordance with all specifications set forth in the applicable Work Order, and (b) to notify Alydaar in writing of any failure to perform materially in accordance with such specifications (such failure being referred to herein as a "Non-Compliance"). Upon Alydaar's timely receipt of a notice of Non-Compliance, Alydaar shall work diligently to correct such Non-Compliance at no charge to the Company, provided that Company did not cause such Non-Compliance. In the event Alydaar has received a notice of NonCompliance before the end of the Test Period, the Test Period shall continue on a day-by- day basis until each item of Non-Compliance has been corrected by Alydaar and Company has had the longer of the remainder of the Test Period, fourteen (14) days or some other mutually agreeable time period to test such corrected item of Non-Compliance so noted. Should the Company not provide Alydaar with written notice of NonCompliance during the Test Period or within the time frames set forth above for corrected Non-Compliance, the Test Period shall be deemed to be completed and the Company shall be barred from asserting any claim or defense of any nature against Alydaar, including but not limited to claims for reimbursement of payments made by the Company and defenses to a claim by Alydaar for payments due from the Company.

                                  Ex. 10.4 - 3

7.  OWNERSHIP AND LICENSES

         7.1 Ownership and License of Company's Software. Title and ownership to the Company's Software provided by the Company or any Subsidiary to Alydaar shall remain and belong to and be vested in the Company or such Subsidiary, as applicable. Company and Subsidiary hereby grant Alydaar a non-exclusive, non-transferable, royalty free license for the term of this Agreement to use the Company and Subsidiary Software only for the purposes of performing the Services.

         7.2 Ownership of Alydaar's Software. Title and ownership to Alydaar's Software and other proprietary information, including the SMARTCODE(R) Software and process and any derivative works, shall remain and belong to and be vested in Alydaar. Alydaar reserves all rights in Alydaar's Software and its proprietary information not expressly granted to Company in the Agreement.

         7.3 License of Certain Alydaar Software. This Section 7.3 shall only apply if Remediation Services are provided by Alydaar. As a result of the Remediation Services, executable instructions and comments of Alydaar's Software will be imbedded in the Company's Software
         ("Imbedded Software"). For the fees set forth in any Work Order, Alydaar hereby conveys a perpetual, royalty free, non-exclusive, non-transferable, restricted use license for the Imbedded Software to Company. Company may maintain the Imbedded Software, provided all changes, derivative works, modifications or improvements made or developed with regard to the Imbedded Software shall remain the property of Alydaar. The Imbedded Software may not be: (a) replicated, used, distributed, copied or transferred other than where installed in the Company's Software remediated by Alydaar, except for a reasonable number of back-up copies, provided all proprietary, confidential and copyright notices, markings or legends which appear on any item included in Alydaar's Software are placed upon each such copy or duplication; (b) rented, leased or provided for use in remote computer services by Company for a third party; (c) changed by Company to remove from any item included in Alydaar's Software any proprietary, confidential or copyright notices, markings or legends placed thereon by Alydaar; or (d) accessed except by only those employees and agents of Company who need access thereto in order to use, implement, test, audit, or modify the Imbedded Software. Prior to providing access to the Imbedded Software to such sanctioned persons, Company shall take appropriate action by instruction or agreement with the employees or agents having access to the Imbedded Software to fulfill the Company's obligations under this Agreement. Neither party shall knowingly transfer, directly or indirectly, the other's Software, technical data or the direct product of such data, to any destination subject to export restrictions under United States law, unless prior written authorization is obtained from the other party.

8.  REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND DAMAGE
LIMITATION

          8.1 Alydaar Representations and Warranties. Alydaar warrants that it either owns or has the right to license all property included in its Software.

         8.2 Company Representations and Warranties. Company warrants that it either owns or has the right to license all property included in its Software.

         8.3 Disclaimer of Other Warranties. THE FOREGOING SPECIFIED WARRANTIES AND CONDITIONS ARE THE COMPANY'S AND ALYDAAR'S
         SOLE WARRANTIES AND CONDITIONS UNDER THE TERMS OF THIS
         AGREEMENT.  THE PARTIES MAKES NO OTHER WARRANTY OR CONDITION

                                  Ex. 10.4 - 4

         OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES AND CONDITIONS, INCLUDING THOSE OF
         MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A
         PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED AND EXCLUDED BY ALYDAAR AND COMPANY.

         8.4 Limitation of Liability. ALYDAAR'S TOTAL AGGREGATE LIABILITY TO COMPANY FOR ALL LOSSES OR DAMAGES, DIRECT OR INDIRECT, FOR ANY CAUSE WHATSOEVER ARISING UNDER OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, INCLUDING IF ANY REMEDY IS FOUND TO FAIL OF ITS ESSENTIAL PURPOSE, AND REGARDLESS OF THE FORM OF ACTION SHALL NOT EXCEED THE FEES PAID BY COMPANY TO ALYDAAR IN THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE DATE OF THE LOSS OR DAMAGE.

         8.5 Disclaimer of Damages. IN NO EVENT SHALL ALYDAAR BE LIABLE TO COMPANY OR ANY THIRD PARTY FOR LOST PROFITS, CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES, ARISING FROM OR RELATED IN ANY WAY TO THIS AGREEMENT REGARDLESS OF TYPE OF CLAIM, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, WHETHER OR NOT ALYDAAR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         8.6 Indemnification. Each party agrees to indemnify, defend and hold harmless the other from and against any claim asserted or suit or proceeding brought against the other party ("Indemnified Party") alleging that (a) any Software infringes a patent, trademark, copyright or trade secret of a third-party and (b) a breach of Sections 8.1 or
         8.2 has occurred, provided the indemnifying party ("Indemnifying Party") is given prompt written notice of, and full and complete authority, information and assistance in the defense of, such claim, suit or proceeding. The Indemnifying Party shall not be responsible for the cost of any settlement of any such claim, suit or proceeding made by the Indemnified Party without the written consent of the Indemnifying Party. The Indemnifying Party shall not be liable to the Indemnified Party under the terms of this Section or otherwise if any infringement or claim is based upon the use of any Software in violation of the license granted under this Agreement, or in combination with any software or customization performed by the Indemnifying Party for the Indemnified Party based upon the Indemnified Party's ideas, designs, or specifications.

9. CONFIDENTIALITY. The parties acknowledge that in the course of the Service being performed under this Agreement, both parties will become familiar with proprietary information of the other concerning the other's Software, business affairs, property, methods of operation, processing system or other information, ("Confidential Information"). Each party shall (a) not disclose the other party's Confidential Information without such party's written consent and (b) maintain the confidentiality of this Agreement and of any Confidential Information using at least the degree of care and security as each uses to maintain the confidentiality of its own Confidential Information. Information shall not be considered confidential under this Section that: (i) is publicly known prior to or after disclosure hereunder other than through acts or omissions attributable to the recipient or its employees or representatives;
(ii) as demonstrated by prior written records, is already known to the recipient at the time of disclosure hereunder; (iii) is disclosed in good faith to the recipient by a third party having a lawful right to do so; or (iv) is the subject of written consent of the party which supplied such information authorizing disclosure. The parties acknowledge that their disclosure of any of the other party's Confidential Information without the other's prior written consent, may give rise to continuing irreparable injury to the non-disclosing party, that, therefore, will be inadequately compensable in damages at

                                  Ex. 10.4 - 5
law. Accordingly, the non-disclosing party shall be entitled to seek immediate injunctive relief against the breach or threatened breach by the disclosing party of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

10. APPLICABLE LAW. The validity, interpretation and construction of this Agreement, and any issue relating to the enforcement of this Agreement, shall be governed by the laws of the state of North Carolina, without reference to its principles of conflicts of law.

11. NOTICES. All notices required or permitted to be given under this Agreement, shall be in writing and deemed to be properly given upon the date first actually received by the intended recipient through one of the following methods: (a) delivery in person, (b) facsimile with confirmation, provided that any notice sent by facsimile shall also be sent by one at the other methods set forth in this Section 11, (c) the United States mail with first class postage prepaid, or
(d) private, prepaid courier. All notices to be given under this Agreement shall be given as set forth below:

Company                                       Alydaar
 .....................................         Alydaar Software Corporation
Attn:    ............................         Attn:  Chief Operating Officer or
                                                     President
Copy:     ...........................         Copy: General Counsel
         ............................         2101 Rexford Rd., Suite 250 West
         ............................         Charlotte,  NC  28211
Phone:   ............................         Phone: (704) 365-2324  ext. 2005
Fax:       ..........................         Fax:   (704) 365-5175

12. SURVIVORSHIP. The provisions of Sections 3.2, 5, 7, 8.3, 8.4, 8.5, 8.6, 9-16, and 19-21 of this Agreement shall survive any expiration or termination of this Agreement or any Work Order.

13. ASSIGNMENT. Either party shall be entitled to assign this Agreement in whole or in part without the prior written consent of the other party. Subject to all of the terms and conditions hereof, this Agreement inures to the benefit of and is binding upon the parties hereto and their successors and assigns. Alydaar reserves the right to subcontract, in whole or in part, performance of the Services set forth herein, provided that Alydaar shall remain responsible for the provision and performance of such Services by its subcontractor(s).

14. MODIFICATIONS. Any alteration, deletion or addition to any of the terms of this Agreement shall only be effective if made in writing and duly executed by the Company and Alydaar.

15. NO WAIVER. No delay or omission on the part of either party in exercising any right hereunder or under any Work Order shall operate as a waiver of such right or any other right under this Agreement or the applicable Work Order, provided that nothing in this Section shall void or extend any time limit set forth in this Agreement or any applicable Work Order with respect to the taking of any action by Alydaar.

16. NON-RECRUITMENT OF EMPLOYEES. Alydaar and Company recognize and acknowledge that employees who are engaged in electronic data processing activities possess special, unique and extraordinary technical talents which are in great demand in the present economy and further recognize and acknowledge that each party has incurred substantial expense in recruiting and training such employees and would incur even greater expense if required to replace any such employee. Therefore, both parties agree not to recruit or employ, either directly or indirectly, a present employee of the other party during the term of this Agreement and one
(1) year after without the other party's prior written consent.

                                  Ex. 10.4 - 6

17. RELATIONSHIP BETWEEN THE PARTIES. Alydaar and Company are independent principals in all relationships and actions under and contemplated by this Agreement. This Agreement shall not be construed to create any employment, partnership, joint venture, or agency relationship between the parties.

18. PUBLICATION PERMISSION. Each party's execution of this Agreement shall signify its approval for the other party to release non-confidential information including the party's name, location and business relationship in standard news releases, provided the parties mutually agree to the wording of such release prior to its publication.

19. FORCE MAJEURE. Neither party shall be held responsible for any act, failure, event, or circumstance addressed herein if such act, failure, event, or circumstance is caused by conditions beyond such party's reasonable control, whether such event was foreseeable or not.

20. LIMITATIONS OF ACTIONS. No claim or action concerning, related to, or arising out of this Agreement or any breach of or default under this Agreement, may be commenced by either party more then one year after the occurrence of any such breach or default.

21. ENTIRE AGREEMENT. This Agreement, together with all Exhibits, Attachments and Schedules hereto, constitutes the entire agreement and understanding between Alydaar and Company concerning the subject matter hereof, and cancels, terminates and supersedes all prior written and oral understandings, agreements, proposals, promises and representations of the parties respecting any and all subject matter contained herein.

IN WITNESS HEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Alydaar Software Corporation               ....................................
----------------------------

By:      .........................         By:      ...........................

Name:.............................         Name:...............................

Title:   .........................         Title:   ...........................

                                  Ex. 10.4 - 7

                                    EXHIBIT A

Exhibit A.1-Services Description for Remediation Services
Exhibit A.2-Services Description for Audit Services

                                  Ex. 10.4 - 8

                                   EXHIBIT A.1
                  SERVICES DESCRIPTION FOR REMEDIATION SERVICES

1.0 SCOPE: This document describes the remediation Services Alydaar will provide for Company using the windowing technique in order to attempt to render the Company's Software Year 2000 compliant. Except as set forth in any Work Order, Remediation Services do not include remediation of production JCL, programming of external date routines for data ordering, database analysis and conversion activity or bridging for date variables associated with database calls. In addition, this document contains the packaging responsibilities for the Company's Software.

2.0 PACKAGING: It is the responsibility of Alydaar to provide the Company with written packaging guidelines for the transfer of the Company's Software to Alydaar. Alydaar's Services are dependent upon the Company packaging the Company's Software code in accordance with the packaging guidelines. Alydaar's Client Manager assigned to Company will provide any phone assistance needed to help or clarify specific issues.

3.0      ALYDAAR SERVICES
         Alydaar will perform the following services:
         Supply  a  rules   questionnaire   along  with  a  list  of   packaging
              requirements in order that the remediation can begin. Upon receipt of a completed rules questionnaire and correctly packaged Company Software along with a related letter of transmittal, the project activities will begin.
         Resources are assigned and a contact list is delivered to Company.
         An  initial  compile  is  completed  on  the  Company's
                    Software. Inventory and Line Count Reports are generated and delivered to the Company. The initial line count will be for all programming modules received.  This line count is broken down into executable, commented, and blank lines.
         Alydaar will perform an initial  application  level  evaluation  on the
              Company's Software code to search for special remediation cases. These issues may include hard-coded 19's, year-related 88 levels, report writer variables, and Company-inserted century determination. From this assessment Alydaar will generate a Evaluation and Issues Document identifying issues that require
              Company feedback. In response to the Evaluation and Issues Document, Company needs to provide all resolutions in order for the remediation to proceed. The resolution of issues identified in Evaluation and Issues Document becomes the requirements for Company.
         Next,the Company's Software will be submitted to the SMARTCODE(R) process and date variables will be examined for possible Year 2000 problems. A date is nominated if it is not century compliant and is used during a critical operation that will cause the Company's Software to fail in the Year 2000 and beyond. Alydaar will remediate the Company's Software when these nominated variables are used. All other solutions will be applied as a result of the Company's response to the Evaluation and Issues Document.
         When all modifications are completed Alydaar will perform a second compile. Upon completion Alydaar will generate the Final Report to accompany the remediated Company's Software and Alydaar Software library modules.

                                  Ex. 10.4 - 9

                                   EXHIBIT A.2
                     SERVICES DESCRIPTION FOR AUDIT SERVICES

1.0 SCOPE: This document describes the services Alydaar will provide for Company. Alydaar will use the SmartCode software in order to audit but not remediate the Company's Software for Year 2000 compliance. In addition, this document contains the packaging responsibilities for the Company's Software.

2.0 PACKAGING: It is the responsibility of Alydaar to provide the Company with written packaging guidelines for the transfer of the Company's Software to Alydaar. Alydaar's Services are dependent upon the Company packaging the Company's Software code in accordance with the packaging guidelines. Alydaar's Client Manager assigned to Company will provide any phone assistance needed to help or clarify specific issues.

3.0      ALYDAAR SERVICES
         Alydaar will perform the following services:
         Supply  a  rules   questionnaire   along  with  a  list  of   packaging
              requirements in order that the audit can begin. Upon receipt of a completed rules questionnaire and correctly packaged Company Software along with a related letter of transmittal, the project activities will begin.
         Resources are assigned and a contact list is delivered to Company.
         An initial compile is completed on the Company's Software.
         Alydaar  will perform one of three (3) types of audits.
                    Each type of audit  will be  performed  using the  SmartCode software.  The  SmartCode  software  will search for failure points  within the Company's  Software  which will cause the
                    Company's  Software not to be Year 2000  compliant,  such as hard-coded  19's,  year-related  88  levels,  report  writer variables, and Company-inserted century determinations.
              The three (3) types of audits are as follows
                  1) Option 1. In this audit Alydaar searches for Year 2000 failures on a file by file basis. Upon the first instance of Alydaar finding a Year 2000 failure in a file, all audit activity on that file will cease. Alydaar will then go to the next file to search for Year 2000 failures. Alydaar does not perform any database assessment. From this audit Alydaar will generate a final report identifying which files passed or failed the audit. 2) Option 2. In this audit Alydaar performs a line by line audit of every Year 2000 failure point in an Company's Software. Alydaar does not perform any database assessment. From this audit Alydaar will generate a final report identifying each location of a Year 2000 point of failure within Company's Software. 3) Option 3. In this audit Alydaar performs a line by line audit of every Year 2000 failure point in Company's Software and including a database assessment for failure points. From this audit Alydaar will generate a final report identifying each location of a Year 2000 point of failure within Company's Software and the database.
         A Final Audit Report is sent to the Company. The Final Audit Report contains separate Inventory and Line Count Reports and the audit results. The Line Count Report will be for all programming modules audited. This line count is broken down into executable, commented, and blank lines.

                                  Ex. 10.4 - 10

                                    EXHIBIT B
                                SAMPLE WORK ORDER

Exhibit B.1-Sample Work Order for Remediation Services
Exhibit B.2-Sample Work Order for Audit Services

                                  Ex. 10.4 - 11

                                   EXHIBIT B.1
                         SAMPLE WORK ORDER (REMEDIATION)

This Work Order Number _ _, dated ________________, is issued pursuant to the Continuing Services Agreement ("Agreement") between Alydaar Software Corporation ("Alydaar") and __________________________________ ("Company") and when duly executed by authorized representatives of each party is incorporated as an addendum thereunder. Should a conflict exist among the provisions of the Agreement, Exhibits thereto and this Work Order, the provisions of this Work Order shall control.

ALYDAAR DELIVERABLES
Rules questionnaire and packaging requirements;
Initial Inventory and Line Count Reports;
Evaluation and Issues Document;
Final Project Plan;
Request for Company approval of remediation specifications;
Final Report; and
Remediated Company Software files and required Alydaar Software library modules.

FEES  AND PAYMENT
Remediation price per Language/per Line of Code:
   Language:______________ Price per LOC:_$________________ Estimated number of Lines of Code ("LOC") of each Language:
     Language:______________                # of LOC:_________________
Estimated Total Remediation Fee:_____________________. Payable in accordance with the payment schedule set forth in the Agreement or as set forth below.

                               PROJECT MILESTONES
1. Receive all components of the correctly packaged Company Software.
2. Alydaar resources are assigned.
3. Initial Inventory and Line Count Reports delivered.
4. All required Company Software received.
5. Initial compile complete and final project plan schedule created.

6. Receive resolutions to the findings of the Evaluation and Issues Document.
7. Return of remediated Company Software and delivery of the Final Report.

ASSUMPTIONS
The schedule for the Project Milestones shall be determined in a Final Project Plan delivered as set forth in item 5 above.
The Remediation Services will be performed by Alydaar at Alydaar's location using the windowing remediation technique in accordance with the description of services set forth in the Agreement and this Work Order.
The final number of Lines of Code and any additional languages not set forth above will be set forth in the Inventory and Line Count Reports. This final Line of Code number will be multiplied by the price per LOC to arrive at the final Total Remediation Fee. Prices per LOC for languages not set forth above will require mutual agreement as to price per LOC prior to remediated code being returned to Company.

Alydaar Software Corporation               ....................................

By:      ............................      By:.................................

Name:................................      Name:...............................

Title:   ............................      Title:..............................

                                  Ex. 10.4 - 12

                     EXHIBIT B.2 SAMPLE WORK ORDER (AUDITS)

This Work Order Number _ _, dated , is issued pursuant to the Continuing Services Agreement ("Agreement") between Alydaar Software Corporation ("Alydaar") and ("Company") and when duly executed by authorized representatives of each party is incorporated as an addendum thereunder. Should a conflict exist among the provisions of the Agreement, Exhibits thereto and this Work Order, the provisions of this Work Order shall control.

ALYDAAR DELIVERABLES
Evaluation and Issues Document;
Final Project Plan;
Final Audit Report containing the following:
     Audit results;
     Listing of Company Software modules audited; and Line of Code counts broken down into comments, executables, and blank lines.

FEES  AND PAYMENT
Audit Option (Check One)
     Option 1: ____________
     Option 2: ____________
     Option 3: ____________
Audit  price per Language/per Line of Code:
   Language:                                # of LOC:
Estimated number of Lines of Code of each Language:
   Language:                                # of LOC:
Estimated Total Audit Fee: $ . Payable in accordance with the payment schedule set forth in the Agreement or as set forth below.

                               PROJECT MILESTONES
1. Receive all components of the correctly packaged Company Software.
2. Alydaar resources are assigned.
3. All required Company Software received.
4. Initial compile complete and final project plan schedule created. 5. Delivery of Evaluation and Issues Document 6. Responses to Evaluation and Issues Document
7. Delivery of Final Audit Report

ASSUMPTIONS
     The schedule for the Project Milestones shall be determined in the Final Project Plan. The Audit Services will be performed by Alydaar at Alydaar's location in accordance with the description of services set forth in the Agreement and this Work Order. The final number of Lines of Code will be set forth in the Final Audit Report. This final Line of Code number will be multiplied by the price per LOC to arrive at the final Total Audit Fee. Prices per LOC for languages not set forth above will require mutual agreement as to price per LOC prior to audited code being returned to Company.

Alydaar Software Corporation               ....................................

By:      ............................      By:.................................

Name:................................      Name:...............................

Title:   ............................      Title:..............................


                                  Ex. 10.4 - 13

                                    EXHIBIT C
                                FEES AND PAYMENTS

1. Remediation Services. The fees and payments set forth in this Section are for the Remediation Services. A "Line of Code" is defined as a segment of non-comment code delineated by carriage returns (blank lines and comments are not counted for inventory or pricing purposes). The payment schedule for such remediated Company Software shall be as follows:

Sixtypercent  (60%) of the  total  billable  amount  for  remediating  a Logical
     Working Unit ("LWU") of Company's Software is due upon Alydaar's receipt of such LWU.

Thirty percent (30%) of the total billable amount for remediating a LWU is due upon delivery of the remediated LWU to Company.

Ten percent (10%) of the total billable amount for remediating a LWU is due upon the earlier of: (a) the end of the Test Period in accordance with
     Section 6 of the Agreement for such LWU; or (b) thirty (30) days following delivery of the remediated LWU to Company.

                            PRICING TO BE DETERMINED

2. Audit Services: The fees and payment set forth in this Section are for the Audit Services. The fees for Audit Services are based on the Lines of Code received by Alydaar and invoiced 80% upon delivery of the Company's Software to Alydaar and 20% upon return of the Final Audit Report to Company.



                            PRICING TO BE DETERMINED

                                  Ex. 10.4 - 14